UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 5, 2009 (October 30, 2009)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 30, 2009, in connection with restructuring measures to provide for a reduction in operating expenses and to further increase the efficiency of the Corporation’s operations, and upon the recommendation of senior management, the Board of Directors terminated Michael R. Sayre from his positions as President and Chief Executive Officer of Pinnacle Data Systems, Inc. (“PDSi” or the “Company”), effective October 30, 2009. Mr. Sayre will remain on the Board of Directors of the Company, and will serve as an outside advisor to the management team.

In addition, the Board of Directors terminated Michael Darnell from his position as Vice President of the Embedded Products Group, effective as of October 30, 2009.

(c) On October 30, 2009, the Board of Directors appointed John D. Bair to the positions of President and Chief Executive Officer. Mr. Bair previously held the positions of President and Chief Executive Officer with the Company from 1998 to 2004 and 1996 to 2006, respectively. In addition, Mr. Bair was one of the original founders of PDSi in 1989 and has served as Chairman of the Board since 1996. He will continue to serve as Chief Technology and Innovation Officer.

There are no understandings or arrangements between Mr. Bair and any other person, pursuant to which he was named President and Chief Executive Officer, and he has no family relationship with any of the other executive officers or directors of the Company. There are no related party transactions between the Company and Mr. Bair. The Company intends to amend the employment agreement it has entered into with Mr. Bair to reflect his appointment as President and Chief Executive Officer of the Company, but the terms of such amendment are not determined at this time.

In addition, the Board of Directors has appointed Timothy J. Harper to the position of Chief Operating Officer, effective as of October 30, 2009. Mr. Harper joined PDSi in December 2007 as Vice President of Global Operations and Logistics and has served as the Company’s Vice President, Services Group, Operations and Logistics since February 2009. Prior to joining the Company, Mr. Harper held various executive positions with Alcatel-Lucent Global Supply Chain and Worldwide Services Divisions. Mr. Harper’s most recent positions include Director of Electronic Manufacturing Services from 2006 to 2007, Director of Worldwide Services for the Caribbean and Latin America Region from 2005 to 2006, and Director of Major Accounts Mobility from 2003 to 2005.

There are no understandings or arrangements between Mr. Harper and any other person, pursuant to which he was named Chief Operating Officer, and he has no family relationship with any of the other executive officers or directors of the Company. There are no related party transactions between the Company and Mr. Harper. The Company intends to amend the employment agreement it has entered into with Mr. Harper to reflect his appointment as Chief Operating Officer of the Company, but the terms of such amendment are not determined at this time.

On November 5, 2009, the Company issued a press release announcing the Executive Management changes discussed above. A copy of this press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit Index

99.1	Press Release of Pinnacle Data Systems, Inc. dated November 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/S/ NICHOLAS J. TOMASHOT
Nicholas J. Tomashot, Chief Financial Officer

Dated: November 5, 2009